                                                                                                         EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports included and incorporated by reference in this annual report on Form 10-K for the year ended December 31, 2001, of
Southern California Edison Company into the previously filed Registration Statements which follow:

                 Registration Form               File No.                  Effective Date
                 -----------------               --------                  --------------

                  Form S-3                      33-50251                 September 21, 1993
                  Form S-3                      333-44778                September 7, 2000

ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles
March 25, 2002